Exhibit 10.3

AGREEMENT

AGREEMENT dated this 13th day of June 2011, by and between EXCLUSIVE BUILDING SERVICES, INC. (hereinafter “EBS”), a Nevada Corporation, with offices located at 914 Park Knoll Lane, Katy, Texas 77450, Patricia G. Skarpa, President of Exclusive Building Services, Inc. and Gary B. Wolff, P.C., counsel to EBS, with offices located at 488 Madison Avenue, Suite 1100, New York, New York 10022.

WHEREAS, EBS has filed a Registration Statement with the United States Securities and Exchange Commission (hereinafter the “SEC”) on Form S-1 which Registration Statement indicates in Part II, Item 13, estimated offering expenses approximating sixty-five thousand ($65,000) dollars of which fifty thousand ($50,000) dollars are indicated as legal fees and expenses;

WHEREAS, all Parties had executed an agreement dated October 15, 2010 which is now declared null and void and is being replaced by this Agreement; and

WHEREAS, EBS has agreed to pay all such costs as and when necessary and required, or to otherwise accrue such costs on its books and records until it is able to pay the full amount due, either from revenues or loans from its President, as described below.

NOW, THEREFORE, it is herewith agreed as follows: Absent sufficient revenues to pay these amounts within six (6) months of the date of EBS’ prospectus, its President agrees to sign a personal promissory note payable Gary B. Wolff, P.C. to cover the balance of outstanding professional and related fees relating to EBS’ prospectus. The terms of the personal promissory note will be determined at the time of execution. When executed, EBS will have no further obligation for amounts of liability equal to the principal amount of the personal promissory note. Gary B. Wolff, P.C., EBS’ counsel, by signing this Agreement agrees in full to defer his legal fees in the manner set forth in this Agreement.

The parties hereto understand that the above constitutes a binding Agreement and that the contents thereof are referred to in the aforesaid Registration Statement, in the subheadings entitled “Liquidity” as found in the Management’s Discussion and Analysis or Plan of Operation section and “Use of Proceeds”.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 13th day of June 2011.

EXCLUSIVE BUILDING SERVICES, INC.

By: /s/ PATRICIA G. SKARPA

PATRICIA G. SKARPA, PRESIDENT

By: /s/ PATRICIA G. SKARPA

PATRICIA G. SKARPA, INDIVIDUALLY

GARY B. WOLFF, P.C.

By:  /s/ GARY B. WOLFF

GARY B. WOLFF, PRESIDENT